Exhibit 23

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 15, 2002, included in Merchants Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, into Merchants Bancshares, Inc.'s previously filed Registration Statement No. 333-41051 on Form S-3, Registration Statement No. 333-34869 on Form S-8, Registration Statement No. 333-34871 on Form S-8 and Registration Statement No. 333-18845 on Form S-8, as amended by Post Effective Amendment No. 1 on Form S-8/A.

/s/ Arthur Andersen LLP

Boston, Massachusetts
March 25, 2002